NORTHSTAR REALTY FINANCE
ANNOUNCES FIRST QUARTER 2007 RESULTS

First Quarter Highlights

•	Record $0.39 first quarter AFFO per share, a 30% increase over first quarter 2006 AFFO.

•	Record $1.64 billion in new committed investments in 78 separate transactions.

•	Total revenues increase 165% to $84 million, compared with first quarter 2006.

•	Assets under management increase to $6.0 billion.

•	First quarter dividend of $0.36 per share, a 20% increase over first quarter 2006.

NEW YORK, NY, May 10, 2007 — NorthStar Realty Finance Corp. (NYSE: NRF) today announced its first quarter 2007 results. NorthStar reported adjusted funds from operations (“AFFO”) for the quarter ended March 31, 2007 of $0.39 per share versus $0.30 per share for the first quarter 2006. AFFO for the first quarter 2007 was $24.8 million, compared with $10.8 million for the first quarter 2006. Net income available to common shareholders for the first quarter 2007 was $6.4 million, or $0.10 per share, compared with $7.9 million, or $0.26 per share for first quarter 2006. For a reconciliation of net income to AFFO, please refer to the tables on the following pages.

NorthStar announced that during the first quarter it closed on 40 new financing and net lease commitments and 38 real estate securities investments for a total of $1.64 billion, of which $1.27 billion was funded during the quarter. In addition, NorthStar funded $12 million under pre-existing commitments and received $113 million in loan repayments. For the quarter ended March 31, 2007, NorthStar generated a return on average common book equity of 16.5%. Please refer to the tables on the following pages for a calculation of return on average common book equity.

David T. Hamamoto, president and chief executive officer commented, “This quarter’s results mark another record earnings quarter for the NorthStar franchise and our ninth consecutive quarter of strong credit results. Repeat customer business represented 67% of our lending volume for the first quarter, and all three of our core businesses closed on attractive investment opportunities increasing the size and diversification of our asset base while generating strong returns on invested equity capital for our shareholders.”

Mr. Hamamoto continued, “Our overall credit quality remains high. In our securities business we had 42 upgrades totaling $193 million and only five downgrades totaling $24 million during the first quarter. Our loan portfolio continues to perform as expected with no delinquencies or non-performing assets.”

The Company also began executing on previously-announced initiatives in the private capital management business. In April 2007, NorthStar began discussions with private capital sources for raising $550 to $750 million of equity capital, including up to a 30% commitment from the Company, in two funds to be managed by NorthStar. The Company intends to prospectively conduct its securities investment activities in one of the funds, and the other fund is targeted to invest in interests of NorthStar-originated large loans. NorthStar believes it will generate higher returns on invested equity capital by earning management and incentive fees from the funds. In addition, the Company expects the funds will expand its investor base, enable NorthStar to invest in larger transactions while maintaining prudent balance sheet diversification, provide another source of equity capital and reduce volatility in its financial statements resulting from consolidating its securities business.

Mr. Hamamoto stated, “As an internally-managed company focused on growing NorthStar’s franchise value, our entry into the private capital management business will be a positive for our shareholders and will generate fee-based revenues that are complementary to the $17.5 million of annualized asset management fees earned by our existing businesses. We are targeting closing on initial commitments during the second half of 2007.”

Investment Summary

NorthStar originated $1.64 billion of new investment commitments during the first quarter 2007. NorthStar committed to $968 million of loans in 33 transactions, funded $607 million including prior period commitments, and received $113 million of loan principal repayments. During the first quarter, NorthStar also invested in 38 real estate securities transactions totaling $274 million, and acquired $402 million of net lease investments in seven transactions. Net lease investment volume for the quarter included two portfolio acquisitions consisting of 47 separate assisted living facilities.

First mortgages and junior participations in first mortgages represented 68.4% and mezzanine loans represented 31.6% of first quarter committed loan volume. Weighted average first and last dollar loan-to-value was 33.4% and 80.0%, respectively.

NorthStar’s real estate securities first quarter investments had a weighted average credit rating of BBB-/Baa3. Two of the transactions replaced collateral that repaid in an existing CDO, 21 of the investments were funded directly into a CDO financing completed in the first quarter and 15 of the investments were funded in off-balance sheet warehouse lines for future CDO financings.

As of March 31, 2007, NorthStar had $6.0 billion of assets under management.

Financing and Risk Management

As previously announced, NorthStar issued 6.2 million shares of its 8.25% Series B cumulative redeemable preferred stock at a price of $25.00 per share, raising approximately $150 million of net proceeds during the first quarter 2007. In addition, NorthStar completed an $800 million on-balance sheet CDO financing backed primarily by real estate securities in which it sold approximately $759 million of investment grade notes at an all-in interest rate, including fees and expenses, of LIBOR plus 0.46%.

On March 30, 2007, a wholly-owned subsidiary of NorthStar issued $37.5 million of trust preferred securities in a private placement. The trust preferred securities have a 30-year term and bear a floating interest rate of LIBOR plus 2.50%. Simultaneous with the issuance, NorthStar entered into an interest rate swap with a commercial bank that converted this floating rate borrowing to a 7.60% fixed rate for ten years.

NorthStar had $436 million outstanding under its $600 million of committed secured credit facilities and had no outstanding principal balance under its $100 million unsecured credit facility as of March 31, 2007. The average cost of NorthStar’s on-balance sheet senior and subordinate debt was 6.06% at the end of first quarter 2007.

At March 31, 2007, the weighted average first and last dollar loan-to-value of NorthStar’s loans was 27.7% and 78.4%, respectively. The average credit rating of NorthStar’s real estate securities was BBB/Baa2 and the net leased assets were fully leased with a weighted average remaining lease term of 9.9 years.

As of March 31, 2007, NorthStar had no delinquencies or non-performing assets and experienced no losses during the quarter.

Andrew C. Richardson, chief financial officer and treasurer stated, “During the quarter we increased our capital and investor base by accessing perpetual preferred capital, and grew our industry-leading CDO franchise which now totals nearly $5 billion of CDOs completed to date. Since December 2006 and prior to credit spread widening in the real estate finance markets we issued $1.7 billion of CDOs at a very attractive cost of investment grade debt capital. Our continued solid financial performance has allowed NorthStar to access attractively priced capital on a very accretive basis. More importantly, we believe this performance will provide a strategic advantage in more volatile markets where investors will be more selective in backing companies with proven track records.”

Mr. Richardson continued, “Credit and risk management continues to be an important focus for our Company. This quarter we added seasoned real estate and construction experts to our portfolio management group which continues to be especially proactive and vigilant in identifying and mitigating potential credit issues. Our investment and risk management focus continues to emphasize capital preservation over returns, and strong borrower sponsorship and structure which is reflected in our credit track record.”

Beginning for the first quarter 2007, NorthStar modified its definition of AFFO to exclude non-cash unrealized gains and losses relating to mark-to-market adjustments in its securities business. In prior periods NorthStar published AFFO including and excluding this adjustment, but for purposes of evaluating operating performance and for determining quarterly common stock dividends the Company believes it is appropriate to exclude these non-cash items from AFFO. For a reconciliation of net income to AFFO, please refer to the tables on the following pages.

Dividends

On April 25, 2007, NorthStar announced that its Board of Directors declared a cash dividend of $0.36 per share of common stock, payable with respect to the quarter ended March 31, 2007. The dividend will be paid on May 15, 2007 to shareholders of record as of the close of business on May 7, 2007. The dividend represents an increase of 20% from the dividend of $0.30 per common share paid in the prior year’s quarter.

At March 31, 2007, NorthStar had 64,339,072 total shares and operating partnership units outstanding, and a $9.21 book value per share. Minority interest relating to the operating partnership was $9.5 million at March 31, 2007.

Earnings Conference Call

NorthStar will hold a conference call to discuss first quarter 2007 financial results on May 10, 2007, at 10:00 AM Eastern time. Hosting the call will be David Hamamoto, president and chief executive officer, and Andrew Richardson, chief financial officer and treasurer. The Company will post on its website, www.nrfc.com, a March 31, 2007 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar's website at http://www.nrfc.com and will be archived on the company's website. The call can also be accessed live over the phone by dialing 800-257-3401, or for international callers, by dialing 303-275-2170.

A replay of the call will be available one hour after the call through Thursday, May 17, 2007 by dialing 800-405-2236 or 303-590-3000 for international callers, using pass code 11089013.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is an internally managed REIT that primarily originates and invests in commercial real estate debt, real estate securities and net lease properties. For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.
Consolidated Statements of Operations
(Amounts in thousands, except per share and share data)
	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Revenues and other income:
Interest income	$58,304	$18,991
Interest income - related parties	2,965	2,927
Rental and escalation income	19,332	6,433
Advisory and management fee income - related parties	1,421	1,503
Other Revenue	2,232	1,916
Total revenues	84,254	31,770
Expenses:
Interest expense	47,557	14,332
Real estate properties - operating expenses	2,757	1,512
General and administrative:
Salaries and equity-based compensation(1)	8,791	3,976
Auditing and professional fees	2,705	1,650
Other general and administrative	3,033	1,391
Total general and administrative	14,529	7,017
Depreciation and amortization	6,590	2,495
Total expenses	71,433	25,356
Income from operations	12,821	6,414
Equity in earnings of unconsolidated/uncombined ventures	16	92
Unrealized (loss)/gain on investments and other	(7,291)	2,315
Realized gain on investments and other	2,541	—
Income from continuing operations before minority interest	8,087	8,821

Minority interest in operating partnership	(376)	(1,398)
Income from continuing operations	7,711	7,423
Income/(loss) from discontinued operations, net of minority interest	(48)	31
Gain on sale from discontinued operations, net of minority interest	—	133
Gain on sale of joint venture interest, net of minority interest	—	279
Net income	$7,663	$7,866

Preferred stock dividends	(1,313)	—
Net income available to common shareholders	$6,350	$7,866

Net income per share from continuing operations (basic/diluted)	$0.10	$0.25
Income per share from discontinued operations (basic/diluted)	—	—
Gain on sale of discontinued operations and joint venture interest (basic/diluted)	—	0.01
Net income available to common shareholders	$0.10	$0.26
Weighted average number of shares of common stock:
Basic	61,329,675	30,566,586
Diluted	64,126,691	36,323,517

(1) The three months ended March 31, 2007 and 2006, includes $3,731 and $1,713 of equity based compensation expense, respectively.

NorthStar Realty Finance Corp. Consolidated Balance Sheets
(Amounts in thousands, except per share and share data)
	March 31, 2007	December 31, 2006
ASSETS:
Cash and cash equivalents	$43,770	$44,753
Restricted cash	291,968	134,237
Operating real estate - net	847,006	468,608
Available for sale securities, at fair value	1,361,477	788,467
CDO deposit and warehouse agreements	4,610	32,649
Collateral held by broker	15,366	—
Real estate debt investments	2,089,136	1,571,510
Investments in and advances to unconsolidated ventures	11,607	11,845
Receivables, net of allowance of $6 and $9 in 2007 and 2006	26,914	17,477
Unbilled rents receivable	3,345	2,828
Derivative instruments, at fair value	721	958
Receivables - related parties	346	378
Deferred costs and intangible assets, net	120,899	90,200
Other assets	61,493	21,710
Assets of properties held for sale	1,754	—
Total assets	$4,880,412	$3,185,620

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Mortgage notes and loans payable	$691,772	$390,665
Liability to subsidiary trusts issuing preferred securities	251,158	213,558
CDO bonds payable	2,439,439	1,682,229
Credit facilities	435,798	16,000
Repurchase obligations	70,251	80,261
Securities sold, not yet purchased	15,171	—
Obligations under capital leases	3,475	3,454
Accounts payable and accrued expenses	21,977	20,025
Escrow deposits payable	69,764	58,478
Derivative liability, at fair value	24,920	16,012
Other liabilities	41,166	22,308
Liabilities of properties held for sale	15	—
Total liabilities	4,064,906	2,502,990

Minority interest in operating partnership	9,515	7,655
Minority interest in joint ventures	15,204	15,204

Commitments and contingencies	—	—
Stockholders’ Equity:
8.75% Series A preferred stock, $0.01 par value, $25 liquidation preference per share, 2,400,000 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	57,867	57,867
8.25% Series B preferred stock, $0.01 par value, $25 liquidation preference per share, 6,200,000 and 0 shares issued and outstanding at March 31, 2007 and December 2006, respectively	149,887	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 61,344,601 and 61,237,781 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	612	612
Additional paid-in capital	590,823	590,035
Retained earnings	1,453	16,570
Accumulated other comprehensive loss	(9,855)	(5,313)
Total stockholders’ equity	790,787	659,771
Total liabilities and stockholders’ equity	$4,880,412	$3,185,620

NorthStar Realty Finance Corp.
Reconciliation of Net income to Funds from Operations and Adjusted Funds from Operations
(Amounts in thousands, except per share data)

The following is a reconciliation of net income to FFO and AFFO and illustrates the difference in this measure of operating performance

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006

Funds from Operations:
Income before minority interests	$8,087	$8,821
Adjustments:
Preferred stock dividends	(1,313)	—
Depreciation and amortization	6,590	2,495
Funds from discontinued operations	22	37
Real estate depreciation and amortization - unconsolidated ventures	249	118
Funds from Operations	$13,635	$11,471

Adjusted Funds from Operations:
Funds from Operations	$13,635	$11,471
Straight-line rental income, net	(324)	(305)
Straight-line rental income, discontinued operations	10	—
Straight-line rental income, unconsolidated ventures	(60)	(8)
Amortization of equity-based compensation	3,731	1,713
Fair value lease revenue (SFAS 141 adjustment)	(176)	(27)
Unrealized (gains)/losses from mark-to-market adjustments	8,010	(2,074)
Adjusted Funds from Operations	$24,826	$10,770

FFO per share of common stock	$0.21	$0.32

AFFO per share of common stock	$0.39	$0.30

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar's historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations, (ii) Adjusted Funds From Operations, (iii) Return on Average Common Book Equity, and (iv) Return on Average Common Book Equity by business line. The following discussion defines these terms, which NorthStar believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that FFO and AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. NorthStar computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. NorthStar calculates AFFO by subtracting from (or adding) to FFO:

•
normalized recurring expenditures that are capitalized by us and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•	an adjustment to reverse the effects of straight-lining of rents and fair value lease revenue under SFAS 141;
•	the amortization or accrual of various deferred costs including intangible assets and equity based compensation; and
•
an adjustment to reverse the effects of unrealized gains/(losses) relating to: (i) change in the value of the Company’s off-balance sheet warehouse facilities caused by changes in interest rates; and (ii) changes in the value of the credit default swaps in NorthStar’s consolidated synthetic CDO equity interests (which would otherwise be recorded as an adjustment to shareholder’s equity if such interests had been unconsolidated.)

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

We believe that FFO and AFFO are additional appropriate measures of the Company’s operating performance because they facilitate an understanding of NorthStar’s operating performance after adjustment for certain non-cash expenses, such as real estate depreciation, which assumes that the value of real estate assets diminishes predictably over time. Since FFO is generally recognized as industry standards for measuring the operating performance of an equity REIT, management also believes that FFO provides investors with an additional useful measure to compare NorthStar’s financial performance to other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of the NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

Return on Average Common Book Equity

We calculate return on average common book equity (“ROE”) on a consolidated basis and for each of our major business lines. We believe that ROE provides a good indication of the performance of the Company and our business lines because it provides the best approximation of cash returns on common equity invested. Management uses ROE, among other factors, to evaluate profitability and efficiency of equity capital employed, and as a guide in determining where to allocate capital within its business. ROEs may fluctuate from quarter to quarter based upon a variety of factors, including the timing and amount of investment fundings, repayments and asset sales, capital raised and leverage used, and the yield on investments funded.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Return on Average Common Book Equity (Including and Excluding G&A)
($ in thousands)
	Three Months Ended
	March 31, 2007		Annualized
Adjusted funds from operations (AFFO)	$24,826		99,304	(A)

Plus: General & Administrative Expenses	14,790
Less: Equity-Based Compensation and Straight-Line Rent included in G&A	3,916
AFFO, excluding G&A	35,700		142,800	(B)

Average Common Book Equity & Operating Partnership Minority Interest (1)	$601,054	(C)

Return on Average Common Book Equity (including G&A)	16.5%	(A)/(C)
Return on Average Common Book Equity (excluding G&A)	23.8%	(B)/(C)

(1) Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

Return on Average Common Book Equity by Business Segment (Pre-G&A)
($ in thousands)

	Three Months Ended March 31, 2007
	Lending	Securities	Net Lease	Total

AFFO, Pre-G&A	$17,430	$11,447	$6,823	$35,700

Annualized	$69,720	$45,788	$27,292	$142,800	(A)

Average Common Book Equity & Operating Partnership Minority Interest (1)	$305,115	$144,553	$151,386	$601,054	(B)

ROE, Pre-G&A	22.9%	31.7%	18.0%	23.8%	(A)/(B)

(1) Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

First Quarter Funded Loan and Net Lease Statistics
($ in thousands)
	Loans
	Fixed	Floating	Total	Net Lease
Amount Funded	$39,950	$555,513	$595,463	$401,662
Weighted Average Yield	10.96%	9.84%	9.92%	9.16%
Weighted Average all-in spread / margin(1)	6.32%	4.52%	-	NA
Weighted Average First $ LTV	45.08%	32.61%	33.4%	NA
Weighted Average Last $ LTV	55.66%	81.70%	80.0%	NA

(1) Based on average quarterly and one-month LIBOR and US Treasury rates during the quarter. All-in spread and margin includes up-front origination fees and exit points, if any.

First Quarter Funded Securities Investments Statistics
($ in thousands)
Amount
Invested(1)
CMBS (investment grade)	$124,310
CMBS (non-investment grade)	39,128
REIT Debt (investment grade)	27,070
REIT Debt (non-investment grade)	5,178
Bank Loans (investment grade)	2,464
Bank Loans (non-investment grade)	56,000
CDO Equity Synthetic (non-investment grade)	19,440
Total	$273,590

(1) Securities investments are generally acquired in off-balance sheet warehouse facilities.

CDO Management Fees at March 31, 2007
($ in thousands)
					Annualized
	Fee - Based	Annual Management Fee %			Management Fee
	Assets (1)	Senior	Subordinate	Total	Revenue
CDO I	$333,028	0.15%	0.20%	0.35%	$1,166
CDO II	361,314	0.15	0.20	0.35	1,265
CDO III	401,538	0.15	0.20	0.35	1,405
CDO IV	400,062	0.15	0.20	0.35	1,395
CDO V	501,021	0.15	0.20	0.35	1,754
CDO VI	450,000	0.15	0.25	0.40	1,794
CDO VII	552,863	0.15	0.20	0.35	1,935
CDO VIII	900,000	0.15	0.25	0.40	3,589
CDO IX (2)	800,000	0.15	0.25	0.40	3,200

Total	$4,699,826				$17,503

(1) Represents March 2007 average asset value per Trustee statements on which the monthly management fee is computed.
(2) CDO IX closed 2/28/2007.

Assets Under Management at March 31, 2007
($ in thousands)

	$	%
Investment grade securities	$1,986,015	33.4%
First mortgages(1)	1,286,532	21.6%
Non-investment grade securities	971,122	16.3%
Mezzanine and other subordinate loans	753,677	12.7%
Non-investment grade net lease(2)	682,872	11.5%
Investment grade net lease(2)	274,590	4.5%
Total	$5,954,808	100.0%

(1) Includes $119.9 million of junior participations in first mortgages.
(2) Net lease amounts prior to accumulated depreciation and impact of statement of FAS No. 141.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty's expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty's SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2006. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:
Investor Relations
Julie Tu
(212) 827-3776